Exhibit 99.1

              Emergisoft Accesses $1 million in Additional Funding

     ARLINGTON, Texas - Sept. 19, 2002 - Emergisoft Holding, Inc. (OTC:ESHG) today reported the infusion of an additional $1 million from its equity-backed credit line. The company will use the funds to continue executing its business plan.

     The additional funding is part of a $2.5 million financing commitment made available earlier this year by Berlwood Five, Ltd., the company's largest shareholder. It is the second infusion of $1 million made by Berlwood Five, Ltd. under the financing commitment, leaving $500,000 of the commitment available.

     "Emergisoft is very pleased with the commitment of our largest investor whose ongoing support has helped us pursue several promising opportunities, a number of which could result in completed license agreements by year end," said Ash Huzenlaub, chairman and CEO of Emergisoft. "Our proprietary healthcare information technologies, including our flagship EmergisoftED(TM) product, continue to generate a great deal of interest particularly as emergency department personnel see our electronic medical records system as an excellent solution to the challenges of emergency department overcrowding, patient triage, tracking and charting, and the critical need to eliminate medical errors resulting from illegible handwriting."

     "Furthermore, as hospitals look for new tools to help them meet their financial performance goals, administrators realize our systems' financial benefits, including more efficient operations, avoiding revenue losses resulting from losing paper-based patient records, and the ability to locate patients who have relocated but still have unpaid hospital bills," Huzenlaub said.

     As a result of the financing transaction, the number of issued and outstanding Emergisoft Holding, Inc., shares of common stock increased to 14,704,864 from 12,829,859.

Cautionary Language Concerning Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company's current judgment on certain issues. Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Important factors which could cause the actual results to differ materially include, without limitation, the following: the ability of the Company to service its debt; continued significant losses by the Company; the ability of the Company to develop and market new products as technology evolves; the ability of the Company to meet its capital requirements; increased competition in the healthcare information systems market; the ability of the Company to maintain current and develop future relationships with third party resellers, manufacturers and suppliers; the ability of the Company to meet governmental regulations; and the ability of the Company to obtain and enforce any patents and avoid infringing upon third parties' patents. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from the Company's forward-looking statements, please refer to the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

All trademarks are property of their respective holders.

About Emergisoft Holding, Inc.

Emergisoft Holding, Inc., (www.emergisoft.com) is the parent company of Emergisoft Corporation. Emergisoft Corporation, founded in 1992, designs, installs, and maintains healthcare information solutions for hospitals that wish to make a transformation from paper and pen based medical records to an electronic environment through the use of an Emergency Department Information System (EDIS). The installation of Emergisoft designed systems reduces the chaos found in hectic Emergency Departments by tracking patients from arrival (triage) through departure (discharge). Founded in 1992, Emergisoft is headquartered in Arlington, Texas. Emergisoft is a registered trademark of Emergisoft Holding, Inc.

Contacts:

Tony Katsulos                       Jose Lugo
Trinity PR                          Emergisoft Corporation
972.687.9140                        817.633.6665
katsulos@trinity-pr.com             jlugo@emergisoft.com

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